EXHIBIT 4.4


                               HSBC AMERICAS, INC.
                                     Issuer

                                       TO


                              BANKERS TRUST COMPANY
                                     Trustee

                            ------------------------


                             SUPPLEMENTAL INDENTURE

                          Dated as of December 12, 1996

                                       to

                                    INDENTURE

                          Dated as of October 24, 1996


                            -------------------------


                          SUBORDINATED DEBT SECURITIES

         THIS SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of December 12, 1996, between HSBC AMERICAS, INC., a Delaware corporation (hereinafter called the "Company"), having its principal office at One Marine Midland Center, Buffalo, New York 14203 and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (hereinafter called the "Trustee"), under the Indenture (as defined below), having its Corporate Trust Office at 4 Albany Street, 4th Floor, New York, New York 10006. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

         WHEREAS, the Company and the Trustee previously duly executed, and the Company duly delivered to the Trustee, an Indenture for Subordinated Debt Securities, dated as of October 24, 1996 (the "Indenture");

         WHEREAS, pursuant to Section 1101(10) of the Indenture, this Supplemental Indenture may be entered into without the consent of the Holders;

         WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

         WHEREAS, the Company has delivered an Opinion of Counsel to the Trustee pursuant to Section 1103 of the Indenture; and

         WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Debt Securities as follows:

                                    ARTICLE I
                                   AMENDMENTS

         Upon execution of this Supplemental Indenture, the terms of the Indenture shall be amended as follows:

         SECTION 1.1. The definition of "Senior Indebtedness" in Section 101 of the Indenture shall be amended by adding the words "or Indebtedness Ranking Junior to the Debt Securities," after the word "Securities" in the third line thereof.

         SECTION 1.2. Section 511 of the Indenture shall be amended by replacing, wherever they appear, the words "Event of Default" with the word "Default".

         SECTION 1.3. Section 602 of the Indenture shall be amended by replacing, wherever they appear, the words "Event of Default" with the word "Default".

         SECTION 1.4. Section 1402(3) of the Indenture shall be amended by replacing, wherever they appear, the words "Event of Default" with the word "Default".

         SECTION 1.5. The definition of "Maturity" in Section 101 of the Indenture shall be amended and restated as follows:

         "Maturity" when used with respect to any Debt Security means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption, repayment at the option of the Holder thereof or otherwise; provided, however, that, unless otherwise provided as contemplated by Section 301 with respect to the Debt Securities of any series, if the Company does not pay all or any part of the principal at the Stated Maturity with respect to such principal, the obligation to make such payment and the Stated Maturity with respect to such principal shall be deferred until the first Business Day after the date that falls six months after the original Stated Maturity with respect to such principal (it being understood for the avoidance of doubt that any such deferral shall take place only once with respect to any payment of principal).

         SECTION 1.6. The proviso in Section 503 of the Indenture shall be amended by replacing the proviso therein with the following proviso:

         provided that if the Company does not pay any installment of interest on the pertinent Interest Payment Date or all or any part of principal at the Stated Maturity with respect to such principal, the obligation to make such payment and such Interest Payment Date or Stated Maturity, as the case may be, shall be deferred until (i) in the case of a payment of interest, the date upon which a dividend is paid on any class of share capital of the Company and (ii) in the case of a payment of principal, the first Business Day after the date that falls six months after the original Stated Maturity with respect to such principal. Failure by the Company to make any such payment prior to such deferred Interest Payment Date or Stated Maturity shall not constitute a default by the Company or otherwise allow any Holder to sue the Company for such payment or to take any other action. Any payment so deferred shall not be treated as due for any purpose (including, without limitation, for the purposes of ascertaining whether or not a Default has occurred) until the deferred Interest Payment Date or Stated Maturity, as the case may be. Any such deferral shall take place only once with respect to any payment of interest or principal.

                                   ARTICLE II
                                  MISCELLANEOUS

         SECTION 2.1. Upon execution of this Supplemental Indenture, the Indenture shall be deemed to be modified as herein provided, but, except as expressly amended hereby, the Indenture shall continue in full force and effect.

         SECTION 2.2. Upon execution, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes.

         SECTION 2.3. This Supplemental Indenture shall become effective as of the date first above written.

         SECTION 2.4. Debt Securities of any series authenticated and delivered pursuant to the Indenture after the execution of this Supplemental Indenture shall bear a notation that the Indenture has been supplemented by this Supplemental Indenture. Any Global Security shall be in the form attached as Exhibit A hereto.

         SECTION 2.5. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF THE STATE OF NEW YORK.

         SECTION 2.6. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall be deemed to constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            HSBC AMERICAS, INC.

                                            By:  /s/ Robert M. Butcher
                                                 ---------------------
                                            Name: Robert M. Butcher
                                            Title: CFO

Attest:

/s/ Philip S. Toohey
---------------------
Name: Philip S. Toohey
Title: General Counsel

                  SEAL

                                            BANKERS TRUST COMPANY, as Trustee

                                            By: /s/ Terence Rawlins
                                               ---------------------
                                            Name: Terence Rawlins
                                            Title: Assistant Treasurer

Attest

/s/ Kevin Weeks
---------------------
Name: Kevin Weeks
Title: Assistant Treasurer

SEAL

STATE OF NEW YORK,  )
COUNTY OF NEW YORK, )               ss.:

                   On the 10th day of Dec., 1996, before me personally came Robert M. Butcher, to me known, who, being by me duly sworn, did depose and say that he is the CFO of HSBC Americas, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                                  /s/ Larry S. Candido
                                                  --------------------
                                                  Notary Public

SEAL


STATE OF NEW YORK,  )
COUNTY OF          ,)     ss.:

                   On the 13th day of Dec., 1996, before me personally came Terence Rawlins, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Treasurer of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.





                                                             /s/ David Kanefsky
                                                             ------------------

                                                                       EXHIBIT A

                  UNLESS OR UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                  UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THE NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                                      $[ ]

                               HSBC AMERICAS, INC.

                   ___% SUBORDINATED NOTES DUE _______________

                                 GLOBAL SECURITY


CUSIP NO.:                                                      PRINCIPAL AMOUNT
                                                                     REPRESENTED

No.                                                               $_____________

                  HSBC AMERICAS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, as the nominee of ____________________ (the "Depositary"), or registered assigns, the principal sum of ____________________ ($___________) on ___________, ______ ("Maturity"),
and to pay interest thereon semiannually in arrears on each _____ and ___________ (each, an "Interest Payment Date"), beginning _________, and at maturity, from ________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of ____% per annum, until the principal hereof is paid or made available for payment.

                  This security is one of the global certificates issued on the date hereof, which, in the aggregate, represent 100% of the principal face amount of the Company's ____% Subordinated Notes due ____________ ( the "Notes"), and is one of the duly authorized issues of securities of the Company (the "Debt Securities"), issued or to be issued in one or more series under an indenture, dated as of October 24, 1996, between the Company and Bankers Trust Company, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which indenture and all indentures supplemental thereto, including the Supplemental Indenture between the Company and the Trustee, dated as of December 12, 1996 (such indenture as so supplemented being hereinafter referred to as the "Indenture"), reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each of the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

                  The interest payable hereunder, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Debt Security, or one or more Predecessor Securities, is registered at the close of business on the fifteenth day prior to each Interest Payment Date (each a "Regular Record Date"). "Business Day" when used with respect to any Place of Payment specified pursuant to Section 301 of the Indenture means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in such Place of Payment are authorized or obligated by law or executive order to close. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of such Person having been such Holder, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee in the manner provided for in Section 307 of the Indenture or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Payment of the principal of and interest on this Note will be made by the Company to the Paying Agent, and if such payments are made by the Company, the Paying Agent in turn will make such payments to the Depositary.

                  Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  The Notes are not subject to redemption prior to maturity.

                  The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to holders of Senior Indebtedness of the Company, and each Holder of the Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

                  If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest on the Notes or in the performance of any covenant of the Company in the Indenture or in the Notes.

                  If the Company does not pay any installment of interest on the Notes on the applicable Interest Payment Date or all or any part of the principal thereof at Maturity, the obligation to make such payment and such Interest Payment Date or Maturity, as the case may be, shall be deferred until
(i) in the case of a payment of interest, the date upon which a dividend is paid on any class of share capital of the Company and (ii) in the case of a payment of principal, the first Business Day after the date that falls six months after the original Maturity. Each payment so deferred will accrue interest at the rate per annum set forth in the first paragraph hereof. Any payment so deferred shall not be treated as due for any purpose. Any such deferral shall take place only once with respect to any payment of interest or principal.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture by the Company and the Trustee with the consent of the Holders of not less than 66 2/3 % in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such series, to waive, with respect to the Debt Securities of such series, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  Holders of the Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

                  As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations and of like tenor, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other expenses provided for in the Indenture in connection with the issuance of any new Note in the event of the destruction, mutilation, loss, or theft of any Note.

                  Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                             HSBC AMERICAS, INC.

                                                             by
                                                               -----------------
                                                               Name:
                                                               Title:

Corporate Seal
Attest:

by
  -------------------
  Name:
  Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
  This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

Bankers Trust Company,
as Trustee

by
  -------------------
  Authorized Officer